Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-150383) of SunGard Data Systems Inc. of our report dated December 1st, 2008 relating to the financial statements of GL Trade SA, which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France

December 1st, 2008